Exhibit 99.1

ICORE HEALTHCARE, LLC AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2005

ICORE HEALTHCARE, LLC AND SUBSIDIARY

Year Ended December 31, 2005

CONTENTS

Pages

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	2
Consolidated Statement of Income	3
Consolidated Statement of Changes in Members’ Equity	4
Consolidated Statement of Cash Flows	5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	6 -10

INDEPENDENT AUDITORS’ REPORT

To the Members

Icore Healthcare, LLC

We have audited the consolidated balance sheet of Icore Healthcare, LLC and Subsidiary as of December 31, 2005 and the related consolidated statements of income, changes in members’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Icore Healthcare, LLC and Subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.
Plymouth Meeting, Pennsylvania
June 26, 2006

ICORE HEALTHCARE, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,677,122
Accounts receivable, less allowance for losses of $211,516	20,171,054
Subscriptions receivable	27,000
Inventories	1,371,366
Prepaid expenses	150,528
TOTAL CURRENT ASSETS	23,397,070

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation and amortization	490,331

DEPOSITS	43,073

TOTAL ASSETS	$23,930,474

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES
Accounts payable, trade	$12,512,696
Loan payable - member	950,000
Accrued expenses	302,863
Distributions payable	1,613,150
TOTAL LIABILITIES	15,378,709

MEMBERS’ EQUITY
Contributed capital, members’ interest
Class A, voting, 986.5 units	50,000
Class B, nonvoting, 13.5 units	27,000
Accumulated earnings	8,474,765
TOTAL MEMBERS’ EQUITY	8,551,765

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$23,930,474

See Notes to Consolidated Financial Statements

ICORE HEALTHCARE, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2005

REVENUES
Strategic distribution	$44,390,198
Rebate services, net of related health plan costs	8,553,075
Strategic consulting services	5,301,536

TOTAL REVENUES	58,244,809

COSTS AND EXPENSES
Cost of revenues, strategic distribution	42,278,556
Operating and general and administrative expenses	6,572,627

TOTAL COSTS AND EXPENSES	48,851,183

NET INCOME	$9,393,626

See Notes to Consolidated Financial Statements

ICORE HEALTHCARE, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

Year Ended December 31, 2005

	Contributed Capital
	Members’ Interest
	Class A	Class B
	Voting	Nonvoting	Accumulated
	986.5 units	13.5 units	earnings	Total

Balances, December 31, 2004	$50,000	$27,000	$694,289	$771,289

Net income	—	—	9,393,626	9,393,626

Distributions	—	—	(1,613,150)	(1,613,150)

Balances, December 31, 2005	$50,000	$27,000	$8,474,765	$8,551,765

See Notes to Consolidated Financial Statements

ICORE HEALTHCARE, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,393,626
Adjustments to reconcile net income to net cash flows from operating activities
Losses on accounts receivable	211,516
Depreciation and amortization	78,905
Increase in operating assets
Accounts receivable	(8,622,746)
Inventories	(1,004,132)
Prepaid expenses	(68,815)
Deposits	(17,560)
Increase in operating liabilities
Accounts payable, trade	4,646,946
Accrued expenses	207,573
NET CASH FLOWS FROM OPERATING ACTIVITIES	4,825,313

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(364,146)
NET CASH FLOWS FROM INVESTING ACTIVITIES	(364,146)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loan payable - member	(3,424,272)
NET CASH FLOWS FROM FINANCING ACTIVITIES	(3,424,272)

NET INCREASE IN CASH	1,036,895

CASH, BEGINNING OF YEAR	640,227

CASH, END OF YEAR	$1,677,122

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
Interest	$—

Income taxes	$—

Noncash financing activities

Accrual of distributions payable to members	$1,613,150

See Notes to Consolidated Financial Statements

ICORE HEALTHCARE, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)           Summary of significant accounting policies

Nature of business – Icore Healthcare, LLC was incorporated in the State of Delaware in 2003.  The company is a medical benefit management company principally engaged in providing services to managed care organizations throughout the United States.  The company distributes pharmaceutical medicines (strategic distribution), offers consulting services to pharmaceutical companies (strategic consulting services) and negotiates rebate agreements between pharmaceutical manufacturers and healthcare plans (rebate services).  The company owns 100% of the outstanding membership units of Oncore Healthcare, LLC.  Oncore Healthcare, LLC was incorporated in the State of Delaware in November, 2005 for the purpose of performing oncology-related management consulting services and the publication of a managed care oncology magazine.  Operations did not commence until 2006.

Principles of consolidation - The accounts of Icore Healthcare, LLC and its wholly-owned subsidiary (together referred to as the “Company”) are included in the consolidation.  All intercompany balances and significant transactions have been eliminated in the consolidated financial statements.

Basis of accounting - The Company’s policy is to prepare its consolidated financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of accounting estimates - The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Accounts receivable - Accounts receivable are carried at cost, less an allowance for losses.

Certain rebate services accounts receivable at the end of a period are unbilled.  Revenue and unbilled receivables for these services may be estimated at the end of a period based on the market share performance.  These estimates, which can be significant, are adjusted to actual in subsequent periods when billings to the manufacturers have been completed.  Unbilled receivables are usually billed to customers within 90 days of their contractual billing schedule.

The Company does not require collateral nor accrues interest or finance charges.

On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for losses, based on history of past write-offs and collections, credit evaluations, and current credit conditions. An account is written off when it is determined that all collection efforts have been exhausted.

Inventories - Inventories consist of pharmaceutical medicines and medical supplies and are stated at the lower of cost or market. Cost has been determined on the first-in, first-out basis. Market is based upon realizable value less allowance for selling and distribution expenses and normal gross profit.

Property and equipment - Property and equipment are stated at cost and are being depreciated over their estimated useful lives using straight-line and accelerated methods. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease.

Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations.  Expenditures which increase the useful lives of the assets are capitalized.

Revenue recognition - The Company has three sources of revenue: strategic distribution of pharmaceutical medicines, rebate services related principally to rebates from pharmaceutical companies, and strategic consulting services.

Strategic distribution - Revenue is recognized when the item is shipped.

Rebate services - Rebate services revenues are derived primarily from market share performance contracts with pharmaceutical manufacturers based upon the contractual period in which the rebate is earned.  These rebate services revenues are recognized net of the contractually agreed upon portion of such rebates paid to the Company’s customers.  Portions of the rebate payable to customers are based upon estimated pharmaceutical rebates earned adjusted for contractual sharing percentages.

Strategic consulting services - Revenues from consulting services are recognized when performance occurs and collectibility is assured.  Performance is usually measured upon completion of contract deliverables.

Income taxes - No provision for income taxes is included in these financial statements since the Company operates as a limited liability company and has elected to be taxed as a partnership.  Accordingly, each member is responsible for their respective share of the Company’s net income.

Advertising costs - Advertising costs are charged to operations when incurred.  Advertising expense was approximately $19,000 for the year ended December 31, 2005.

Shipping and handling costs - The cost of shipping strategic distribution products to customers is recognized at the time the products are shipped and included in cost of revenues.  Strategic distribution revenues are inclusive of amounts billed for shipping and handling.  The total cost of shipping and handling included in cost of revenues for the year ended December 31, 2005 was approximately $382,000.

(2)                                 Accounts receivable

Accounts receivable as of December 31, 2005, consist of the following:

Strategic distribution	$7,557,472
Rebate services
Billed	5,973,805
Unbilled	5,092,197
Strategic consulting services	1,759,096
20,382,570
Less allowance for losses	211,516

$20,171,054

(3)                                 Inventories

Inventories as of December 31, 2005, consist of the following:

Pharmaceutical medicines	$1,341,761
Medical supplies	29,605

$1,371,366

(4)                                 Property and equipment

Property and equipment as of December 31, 2005, is summarized as follows:

Equipment	$346,999
Office furniture and fixtures	118,277
Leasehold improvements	176,373
641,649
Less accumulated depreciation and amortization	151,318

$490,331

For the year ended December 31, 2005, depreciation and amortization expense relating to property and equipment was $78,905.

(5)                                 Accounts payable

Accounts payable as of December 31, 2005, consist of the following:

Strategic distribution	$6,323,321
Rebate services
Relating to billed accounts receivable	3,209,366
Relating to unbilled accounts receivable	2,766,422
Operating and general and administrative expenses	213,587

$12,512,696

(6)                                 Accrued expenses

Accrued expenses as of December 31, 2005, consist of the following:

Accrued compensation and related liabilities	$233,854
Other	69,009

$302,863

(7)                                 Loan payable - member

As of December 31, 2005, the Company had a non-interest bearing loan payable to a member in the amount of $950,000.  This loan was repaid in 2006.

(8)                                 Operating leases

The Company leases its offices and certain equipment under non-cancelable operating leases, expiring April, 2009.  Minimum lease payments for the four years subsequent to December 31, 2005, are as follows:

Years Ended December 31,

2006	$346,000
2007	307,000
2008	302,000
2009	102,000

$1,057,000

Rent expense under these operating leases for the year ended December 31, 2005, was approximately $181,000.

(9)                                 Concentrations of credit risk

The Company maintains its cash in commercial banks in Maryland in excess of federally insured amounts.  The Federal Deposit Insurance Corporation does not insure funds in excess of $100,000 in any single bank.

(10)                          Profit sharing plan

The Company sponsors a 401(k) profit sharing plan for its eligible employees.  To be eligible, participants must be full time employees and have completed one year of service.  The Company matches employees’ contributions 100% up to $2,000 annually.  In order to receive the employer match, employees must be with the Company on the last day of the year.  For the year ended December 31, 2005, profit sharing expense was approximately $40,000.

(11)                          Significant customers and vendors

Customers - The Company has revenues from three significant customers.  During the year ended December 31, 2005, revenues from these customers aggregated approximately $40,675,000.  As of December 31, 2005, amounts due from these customers included in accounts receivable were approximately $6,481,000.

Vendors - During the year ended December 31, 2005, the Company purchased approximately 53% of their strategic distribution pharmaceutical medicines from one vendor.  As of December 31, 2005, amounts due to this vendor included in accounts payable were approximately $790,000.

(12)                          Members’ equity and operating agreement

The Company’s members have an amended and restated operating agreement dated March 31, 2004.  This agreement establishes, among other things, rights and privileges of the Company’s Class A (voting) and B (nonvoting) units and the terms and conditions governing the Company’s management.  Allocation of profits, losses and distributions are made in accordance with the members’ percentage interest.  Liquidation and dissolution of the Company is made by distributions of the respective capital accounts and then distribution of the balance of members’ equity in accordance with their percentage interest.

(13)                          Subscriptions receivable

Subscriptions receivable consist of loans made to the Class B members for their contributed capital.  The Company received payment on their subscriptions receivable on June 24, 2006.